EXHIBIT 99.1

                        THE ULTIMATE SOFTWARE GROUP, INC.

                           INCENTIVE COMPENSATION PLAN

                        EFFECTIVE AS OF OCTOBER 22, 1998


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                        THE ULTIMATE SOFTWARE GROUP, INC.

                           INCENTIVE COMPENSATION PLAN

                                TABLE OF CONTENTS

I.   PURPOSE  .................................................................1

II.  DEFINITIONS...............................................................1
     (1)  AWARD MEANS THE AGGREGATE DOLLAR AMOUNT AND/OR STOCK OPTIONS
          EARNED BY A PARTICIPANT UNDER THE PLAN WITH RESPECT TO A PLAN YEAR...1
     (2)  BENEFICIARY MEANS THE PERSON OR PERSONS DESIGNATED, IN A
          WRITTEN NOTICE DELIVERED TO THE COMPANY, BY THE PARTICIPANT TO
          RECEIVE THE AMOUNT, IF ANY, PAYABLE UNDER THE PLAN UPON THE PARTICIPANT'S DEATH. IF THERE IS NO SUCH SURVIVING BENEFICIARY,
          ANY AMOUNTS DUE WITH RESPECT TO THE PARTICIPANT SHALL BE PAYABLE
          TO THE PARTICIPANT'S ESTATE..........................................1
     (3) BLACK-SCHOLES EVALUATION METHOD MEANS THE GENERALLY ACCEPTED OPTION PRICING MODEL ADAPTED FOR USE IN VALUING EMPLOYEE STOCK OPTIONS, AND BASED ON SUCH ASSUMPTIONS AS ARE DETERMINED FROM TIME TO TIME BY THE
          COMMITTEE...........................  ...............................1
     (4)  CHAIRMAN AND CEO MEANS THE CHAIRMAN AND CEO OF THE COMPANY...........1
     (5)  COMMITTEE MEANS THE COMPENSATION COMMITTEE OF THE COMPANY............1
     (6)  COMPANY MEANS THE ULTIMATE SOFTWARE GROUP, INC.......................1
     (7)  EPS MEANS THE CONSOLIDATED EARNINGS PER COMMON SHARE ON A
          FULLY DILUTED BASIS OF THE COMPANY...................................1
     (8)  GAAP MEANS GENERALLY ACCEPTED ACCOUNTING PRINCIPLES..................1
     (9)  KEY PERFORMANCE VARIABLES MEANS THE COMPONENTS OF THE PLAN
          WHICH ARE DESIGNATED BY THE COMMITTEE, WITH RESPECT TO EACH PLAN
          YEAR, TO DETERMINE ALL OR A PORTION OF EACH PARTICIPANT'S AWARD.
          SUCH COMPONENTS MAY INCLUDE: (I) NET INCOME BEFORE BONUSES,
          (II) LICENSE REVENUES, AND (III) MANAGEMENT OBJECTIVES. EXCEPT
          AS OTHERWISE PROVIDED OR REQUIRED, ALL FINANCIAL AND ACCOUNTING
          TERMS USED IN THE PLAN SHALL BE DETERMINED IN ACCORDANCE WITH GAAP
          AND DERIVED FROM THE AUDITED FINANCIAL STATEMENTS OF THE COMPANY AS
          PREPARED IN THE ORDINARY COURSE OF BUSINESS..........................2
     (10) LICENSE REVENUES MEANS THE COMPANY'S CONSOLIDATED LICENSE
          REVENUES FOR A PLAN YEAR AS REFLECTED IN THE COMPANY'S
          AUDITED FINANCIAL STATEMENTS.........................................2
     (11) MANAGEMENT OBJECTIVES MEANS THE FINANCIAL AND/OR OTHER FACTORS DESIGNATED BY THE COMMITTEE FOR A PARTICIPANT, WITH RESPECT TO A
          PLAN YEAR, TO DETERMINE ALL OR A PORTION OF SUCH PARTICIPANT'S
          AWARD; PROVIDED, HOWEVER, SUCH FACTORS ARE LIMITED TO THE FOLLOWING FOR SECTION 162(M) AWARDS: (I) ROE, (II) EPS, (III) TOTAL REVENUES,
          AND (IV) STOCK PRICE.................................................2
     (12) MAXIMUM MEANS THE LEVEL OF PERFORMANCE, WITH RESPECT TO ANY KEY PERFORMANCE VARIABLE, WHICH IF MET OR EXCEEDED WILL RESULT IN
          THE EARNING OF THE MAXIMUM AWARD ALLOCATION FOR A PLAN YEAR FOR
          SUCH KEY PERFORMANCE VARIABLE........................................2
     (13) NET INCOME BEFORE BONUSES MEANS THE COMPANY'S CONSOLIDATED
          NET INCOME FOR A PLAN YEAR BEFORE TAXES AND THE CHARGE TO EARNINGS
          RESULTING FROM THIS PLAN AND ANY SIMILAR PLANS AND AWARDS............2
     (14) PARTICIPANT MEANS ANY EMPLOYEE OF THE COMPANY, OTHER THAN THOSE
          WHOSE COMPENSATION IS PAYABLE IN PART OR ENTIRELY ON A COMMISSION BASIS, DESIGNATED, WITH RESPECT TO A PLAN YEAR, BY THE COMMITTEE TO
          PARTICIPATE IN THE PLAN..............................................2
     (15) PLAN MEANS THIS INCENTIVE COMPENSATION PLAN..........................2
     (16) PLAN YEAR MEANS THE 12-MONTH PERIOD USED AS THE ANNUAL ACCOUNTING
          PERIOD BY THE COMPANY................................................2
     (17) RETURN ON EQUITY ("ROE") MEANS THE CONSOLIDATED RETURN ON
          EQUITY OF THE COMPANY, DETERMINED BY DIVIDING THE CONSOLIDATED NET INCOME OF THE COMPANY, EXCLUDING REALIZED CAPITAL GAINS AND LOSSES (NET OF TAXES) BY THE AVERAGE CONSOLIDATED STOCKHOLDERS' EQUITY OF
          THE COMPANY, EXCLUDING THE EFFECTS OF FAS 115........................2

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     (18) SALARY MEANS THE AGGREGATE OF A PARTICIPANT'S ANNUAL BASE SALARY AS
          OF THE LAST DAY OF THE PLAN YEAR WITH RESPECT TO WHICH THE AWARD
          RELATES..............................................................2
     (19) SECTION 162(M) MEANS SECTION 162(M) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND APPLICABLE INTERPRETIVE AUTHORITY
          THEREUNDER...........................................................2
     (20) SECTION 162(M) AWARD MEANS ANY AWARD THAT IS INTENDED TO QUALIFY FOR
          THE PERFORMANCE-BASED COMPENSATION EXEMPTION UNDER SECTION 162(M)....2
     (21) STOCK OPTION MEANS AN OPTION TO PURCHASE COMMON STOCK OF THE COMPANY
          ISSUED PURSUANT TO THE STOCK OPTION PLAN.............................2
     (22) STOCK OPTION PLAN MEANS THE NONQUALIFIED STOCK OPTION PLAN OF THE
          COMPANY..............................................................2
     (23) STOCK PRICE MEANS THE AVERAGE OF THE CLOSING PRICES ON THE NASDAQ NATIONAL MARKET FOR THE COMPANY'S COMMON STOCK FOR THE LAST FULL
          MONTH OF THE PLAN YEAR...............................................3
     (24) TARGET MEANS THE LEVEL OF PERFORMANCE, WITH RESPECT TO ANY KEY PERFORMANCE VARIABLE, WHICH IF MET, WILL RESULT IN THE EARNING OF
          THE TARGET AWARD ALLOCATION FOR A PLAN YEAR FOR SUCH KEY PERFORMANCE
          VARIABLE.............................................................3
     (25) THRESHOLD MEANS THE LEVEL OF PERFORMANCE, WITH RESPECT TO ANY KEY PERFORMANCE VARIABLE, WHICH IF MET, WILL RESULT IN THE EARNING OF
          THE MINIMUM AWARD ALLOCATION FOR A PLAN YEAR FOR SUCH KEY
          PERFORMANCE VARIABLE.................................................3
     (26) TOTAL REVENUES MEANS THE TOTAL REVENUES OF THE COMPANY FOR A PLAN
          YEAR.................................................................3

III.      ADMINISTRATION.......................................................3

     (a)  Committee............................................................3
     (b)  Eligibility for Participation........................................3
     (c)  Effective Date and Term of the Plan .................................4
     (d)  Plan Thresholds, Targets and Maximums................................4
     (e)  Determination of Award Level.........................................5
     (f)  Payment of Awards....................................................5
     (g)  Conditions to Award Payouts..........................................5

IV.       MISCELLANEOUS........................................................6

     (a)  Rights to Award......................................................6
     (b)  Non-Assignability........................................... ........6
     (c)  Right to Employment..................................................6
     (d)  Withholding Taxes....................................................6
     (e)  New Employees........................................................7
     (f)  Termination; Amendment...............................................7
     (g)  Beneficiaries........................................................7
     (h)  Section 162(m) Awards................................................7

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                        THE ULTIMATE SOFTWARE GROUP, INC.

                           INCENTIVE COMPENSATION PLAN

I.   PURPOSE

     The Plan is designed to:

     - Reward successful performance of the business

     - Support retention of valuable employees

     - Provide a vehicle through which the Company can base incentive compensation on an individual's and the Company's performance.

II.  DEFINITIONS

          Unless otherwise expressly provided, the following definitions are applicable throughout the remainder of this Plan:

          (1) AWARD means the aggregate dollar amount and/or Stock Options earned by a Participant under the Plan with respect to a Plan Year.

          (2) BENEFICIARY means the person or persons designated, in a written notice delivered to the Company, by the Participant to receive the amount, if any, payable under the Plan upon the Participant's death. If there is no such surviving Beneficiary, any amounts due with respect to the Participant shall be payable to the Participant's estate.

          (3) BLACK-SCHOLES EVALUATION METHOD means the generally accepted option pricing model adapted for use in valuing employee stock options, and based on such assumptions as are determined from time to time by the Committee.

          (4) CHAIRMAN AND CEO means the Chairman and CEO of the Company.

          (5) COMMITTEE means the Compensation Committee of the Company.

          (6) COMPANY means The Ultimate Software Group, Inc.

          (7) EPS means the consolidated earnings per common share on a fully diluted basis of the Company.

          (8) GAAP means generally accepted accounting principles.

          (9) KEY PERFORMANCE VARIABLES means the components of the Plan which are designated by the Committee, with respect to each Plan Year, to determine all or a portion of each Participant's Award. Such components may include: (i) Net Income Before Bonuses, (ii) License Revenues, and (iii) Management Objectives. Except as otherwise



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     provided or required, all financial and accounting terms used in the
     Plan shall be determined in accordance with GAAP and derived from the audited financial statements of the Company as prepared in the ordinary course of business.

          (10) LICENSE REVENUES means the Company's consolidated license revenues for a Plan Year as reflected in the Company's audited financial statements.

          (11) MANAGEMENT OBJECTIVES means the financial and/or other factors designated by the Committee for a Participant, with respect to a Plan Year, to determine all or a portion of such Participant's Award; PROVIDED, HOWEVER, such factors are limited to the following for Section 162(m)
     Awards: (i) ROE, (ii) EPS, (iii) Total Revenues, and (iv) Stock Price.

          (12) MAXIMUM means the level of performance, with respect to any Key Performance Variable, which if met or exceeded will result in the earning of the maximum Award allocation for a Plan Year for such Key Performance Variable.

          (13) NET INCOME BEFORE BONUSES means the Company's consolidated net income for a Plan Year before taxes and the charge to earnings resulting from this Plan and any similar plans and awards.

          (14) PARTICIPANT means any employee of the Company, other than those whose compensation is payable in part or entirely on a commission basis, designated, with respect to a Plan Year, by the Committee to participate in the Plan.

          (15) PLAN means this Incentive Compensation Plan.

          (16) PLAN YEAR means the 12-month period used as the annual accounting period by the Company.

          (17) RETURN ON EQUITY ("ROE") means the consolidated return on equity of the Company, determined by dividing the consolidated net income of the Company, excluding realized capital gains and losses (net of taxes) by the average consolidated stockholders' equity of the Company, excluding the effects of FAS 115.

          (18) SALARY means the aggregate of a Participant's annual base salary as of the last day of the Plan Year with respect to which the Award relates.

          (19) SECTION 162(M) means section 162(m) of the Internal Revenue Code of 1986, as amended, and applicable interpretive authority thereunder.

          (20) SECTION 162(M) AWARD means any Award that is intended to qualify for the performance-based compensation exemption under Section 162(m).

          (21) STOCK OPTION means an option to purchase Common Stock of the Company issued pursuant to the Stock Option Plan.

          (22) STOCK OPTION PLAN means the Nonqualified Stock Option Plan of the Company.



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          (23) STOCK PRICE means the average of the closing prices on the Nasdaq
     National Market for the Company's Common Stock for the last full month of the Plan Year.

          (24) TARGET means the level of performance, with respect to any Key Performance Variable, which if met, will result in the earning of the target Award allocation for a Plan Year for such Key Performance Variable.

          (25) THRESHOLD means the level of performance, with respect to any Key Performance Variable, which if met, will result in the earning of the minimum Award allocation for a Plan Year for such Key Performance Variable.

          (26) TOTAL REVENUES means the total revenues of the Company for a Plan Year.

III. ADMINISTRATION

(a)  COMMITTEE

          The Plan shall be administered by the Committee. Each Committee member shall, at all times while serving, satisfy the requirements of an "outside director" within the meaning of Section 162(m).

          The Committee shall have the authority, in its sole discretion, to:
     (i) interpret the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and take all other action necessary or advisable for the implementation and administration of the Plan, (ii) delegate to a committee any or all of its responsibilities, functions, or duties under the Plan, including the administration thereof; PROVIDED, HOWEVER, that with respect to Section 162(m) Awards, the Committee may not delegate certain of its responsibilities hereunder if such delegation would jeopardize compliance with the requirements of Section 162(m), (iii) select the Participants for the Plan Year, (iv) determine the annual Plan Thresholds, Targets, Maximums and Key Performance Variables, which determination shall be made, in the case of Section 162(m) Awards, within 90 days of the beginning of each such Plan Year, and (v) determine which Awards shall be Section 162(m) Awards.

          Decisions and determinations of the Committee on all matters relating to the Plan shall be in its sole discretion and shall be conclusive. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

(b)  ELIGIBILITY FOR PARTICIPATION

          The Committee shall designate the Participants for each Plan Year. Participants shall be designated from among the employees of the Company, other than those whose compensation is payable in part or entirely on a commission basis. For Section 162(m) Awards, such determination shall be made within 90 days of the beginning of such Plan Year. In making its designations, the Committee will consider the functions and responsibilities of the individual, past and potential contributions to annual results and growth, the value of his or her services to the Company, and any other factors deemed relevant by the Committee.



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(c)  EFFECTIVE DATE AND TERM OF THE PLAN

          The Plan shall become effective as of October 22, 1998.

          The Plan may be terminated as described in Paragraph IV(f) of the Plan. All Awards made under the Plan prior to its termination shall remain in effect until satisfied or otherwise terminated in accordance with the Plan and the terms of such Awards.

(d)  PLAN THRESHOLDS, TARGETS AND MAXIMUMS

          As to each Plan Year, the Committee shall establish a schedule of the Key Performance Variables and the Thresholds, Targets and Maximums applicable to each Participant for each such Key Performance Variable. The respective percentages of Salary which would apply if the Threshold, Target or Maximum objectives for each of the Key Performance Variables for each Participant were met exactly and the portion of the Award which, with respect to each Key Performance Variable, is payable in cash or in Stock Options shall be determined by the Committee. With regards to Section 162(m) Awards, all such determinations shall be made within 90 days of the beginning of such Plan Year and while the performance relating to the Key Performance Variables and the Threshold, Target and Maximum objectives remains substantially uncertain. Each Participant granted a Section 162(m) Award shall be notified in writing as to each of the above-mentioned factors to be used to determine his or her Section 162(m) Award for such Plan Year.

          Each Participant's Award shall be the aggregate of those amounts, if any, allocable to the attainment of each of the Key Performance Variables applicable to such Participant, calculated pursuant to Paragraph III(e) below. As to each Plan Year, failure to meet the Threshold for any Key Performance Variable shall mean that no Award allocation will be made for such Key Performance Variable.

          Notwithstanding anything elsewhere in the Plan to the contrary, the grant of a Section 162(m) Award to a Participant must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable to the Participant if the Threshold, Target and Maximum objectives are attained for each Key Performance Variable, and must preclude discretion to increase the amount of compensation payable that would otherwise be due upon attainment of such goals. Notwithstanding the foregoing, the Committee may, in its sole discretion, reduce the amounts payable to a Participant with respect to an Award for any reason whatsoever.

          In the event of: (i) a change in corporate capitalization, a corporate transaction or a complete or partial corporate liquidation, (ii) any extraordinary gain or loss or other event that is treated for accounting purposes as an extraordinary item under GAAP, or (iii) any material change in accounting policies or practices affecting the Key Performance Variables, the Committee shall make adjustments to the Key Performance Variables and Threshold, Target and Maximum objectives, so as to neutralize the effect of the event on all affected Awards; PROVIDED, HOWEVER, that as to Section 162(m) Awards, any such adjustments shall be based solely on objective criteria and only as and to the extent permitted by Section 162(m).



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(e)  DETERMINATION OF AWARD LEVEL

          At the completion of each Plan Year (subject to Paragraph III(g) below), the Committee shall assess, with respect to each Participant, attainment of each of the Key Performance Variables applicable to such Participant, to determine Award levels for such Participant, as described herein. For Section 162(m) Awards, the Committee shall certify in writing (by resolution or otherwise) prior to the payment of such Award that the applicable Key Performance Variables, the target levels and any other material terms of the Plan were in fact satisfied.

          The Award for each Participant shall be calculated, with respect to each Key Performance Variable, as a percentage of the Participant's Salary for the Plan Year. With respect to each Key Performance Variable, such allocations shall equal the individual's Salary times the applicable percentage of Salary for the performance level achieved with respect to each Key Performance Variable. However, for any Plan Year, the Chairman and CEO may recommend to the Committee that no Award be made for a Participant or that an Award be made in an amount less than, or, except in the case of a Section 162(m) Award, more than that derived from the formula set forth in the foregoing sentence. Following receipt of such a recommendation, the Committee shall determine whether the Participant shall receive no Award, a reduced Award, or an increased Award for the Plan Year, and the decision of the Committee shall be conclusive. Interpolation will be used to determine Award allocations for performance between the Threshold, Target and Maximum levels for each Key Performance Variable.

          The value of each Award shall be the aggregate of the allocations for each of the Key Performance Variables; PROVIDED, HOWEVER, that the maximum amount payable to a Participant with respect to Awards for any Plan Year shall not exceed $1,000,000.

          Awards will be payable in the form of Stock Options and/or cash as determined by the Committee pursuant to Paragraph III(d) above. The per share purchase price of the Company's Common Stock under the Stock Options shall be the Fair Market Value (as defined in the Stock Option Plan) of such Common Stock as of the date on which the Awards are made by the Committee. The Black-Scholes Evaluation Method will be used for purposes of determining the number of Stock Options awarded a Participant.

(f)  PAYMENT OF AWARDS

          Awards will be payable under the Plan each year, on or before March 31, with reference to the Participant's and Company's performance in the prior calendar year.

(g)  CONDITIONS TO AWARD PAYOUTS

          In order to receive any payment for any Award with respect to any Plan Year, a Participant must: (i) be actively employed by the Company on the day scheduled hereunder for such payment, (ii) have become disabled (which, for these purposes, means the inability, due to physical or mental illness, to substantially perform the duties of employment which the employee customarily performed for the Company immediately prior to becoming disabled) before the day scheduled hereunder for such payment,(iii) have retired (1) at age




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     65 or greater, or (2) at age 50 or greater so long as the Participant's age plus his or her full years of employment by the Company equals or exceeds 60, before the day scheduled hereunder for payment, (iv) have been granted a leave of absence before the day scheduled hereunder for such payment, or (v) have died before the day scheduled hereunder for such payment.

          Participants who have become disabled, retired or have been granted a leave of absence during the Plan Year and Beneficiaries of Participants who have died during the Plan Year shall be eligible to receive a pro rata Award in respect to such Plan Year equal to the full year Award (determined in accordance with Paragraph III(e) hereof) multiplied by the actual number of whole months (or fractions thereof) of active employment during such Plan Year divided by 12.

          In any other case, including the case of a Participant who voluntarily terminates or is terminated by the Company, all Award amounts due, but not previously paid to the Participant (including, without limitation, Stock Options), shall be forfeited and retained by the Company.

IV.  MISCELLANEOUS

(a)  RIGHTS TO AWARD

          No person, other than a Participant or his or her designated Beneficiary or legal representatives, shall have any claim or right to receive an Award under this Plan. Neither a Participant to whom an Award has been made nor his or her designated Beneficiary or legal representative shall have any right or interest in the Award until payment thereof shall have become due in accordance with Paragraphs III(f) and III(g) hereof.

(b)  NON-ASSIGNABILITY

          The rights of a Participant under the Plan are not assignable during his or her lifetime, except by will or by the laws of descent and distribution.

(c)  RIGHT TO EMPLOYMENT

          Nothing in the Plan shall confer upon any Participant the right to continue in the employ of the Company or affect the right of the Company to terminate the employment of such Participant.

(d)  WITHHOLDING TAXES

          Any Plan payments to be made in cash shall be net of an amount sufficient to satisfy any Federal, state and/or local withholding or other employment tax requirements.



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(e)  NEW EMPLOYEES

          The Committee shall be entitled to make such rules, regulations, determinations and Awards as it deems appropriate in respect of any employee who becomes a Participant in the Plan after the commencement of a Plan Year.

(f)  TERMINATION; AMENDMENT

          The Board shall have the right to terminate the Plan and the Committee shall have the right to amend or suspend the Plan at any time, PROVIDED, HOWEVER, that: (i) no such termination, amendment or suspension shall, without the consent of the respective Participants, operate to annul an Award attributable to any completed Plan Year, and (ii) solely to the extent deemed necessary or advisable by the Board, for purposes of Section 162(m) or for any other reason, the Board may seek the approval of any such amendment by the Company's stockholders. Any such approval shall be by the affirmative votes of stockholders of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with applicable state law and the Certificate of Incorporation and By-Laws of the Company.

(g)  BENEFICIARIES

          If a Participant dies prior to the completion of a Plan Year or prior to the payment of an Award for a completed Plan Year, any amounts due to the Participant (including, without limitation, Stock Options), shall be paid to the Participant's Beneficiary.

(h)  SECTION 162(M) AWARDS

          The Company intends that Section 162(m) Awards satisfy all applicable requirements of Section 162(m), including the requirements for performance-based compensation under Section 162(m)(4)(C), so that the Company's tax deduction for remuneration in respect of such Section 162(m) Awards granted to Participants is not disallowed in whole or in part. In this connection, the material terms of the Key Performance Variables must be disclosed to and reapproved by the stockholders of the Company no later than the first stockholder meeting that occurs in the fifth year following the year in which such stockholders previously approved the Key Performance Variables. If any provision of this Plan (other than Paragraph IV(f) hereof) would otherwise frustrate or conflict with the intent expressed in this Paragraph IV(h), that provision, to the extent possible, shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to such Participants with respect to whom such conflict exists.

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